Exhibit 99.4

Explanation of Non-GAAP Measures
The information provided in this Form 8-K and exhibits includes measures which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP").
We present certain information on our loan receivables that have been adjusted to exclude amounts related to the Walmart portfolio, which we refer to as "Core" financial measures, in this Form 8-K and exhibits. These Core financial measures are not measures presented in accordance with GAAP. Given the sale of the Walmart portfolio which was completed in October 2019, we believe the presentation of certain Core financial measures is a more meaningful measure to investors of the loan receivables of the Company's ongoing credit programs. The reconciliation of these Core financial measures to the comparable GAAP component is included in Exhibit 99.1.
We also present a measure we refer to as “tangible common equity” in this Form 8-K and exhibits. Tangible common equity itself is not a measure presented in accordance with GAAP. We believe tangible common equity is a more meaningful measure to investors of the net asset value of the Company. The reconciliation of tangible common equity to total equity reported in accordance with GAAP is included in the detailed financial tables included in Exhibit 99.2.